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                                                                     Exhibit (h)

                    PROSPECT STREET HIGH INCOME PORTFOLIO INC.

                         ________ Shares of Common Stock
                   Issuable Upon Exercise of Transferable Rights to Subscribe for Such Shares of Common Stock


                            DEALER MANAGER AGREEMENT



                                                   New York, New York
                                                   ________ __, 199_


PaineWebber Incorporated
Tucker Anthony Incorporated
c/o     PaineWebber Incorporated
        1285 Avenue of the Americas
        New York, New York 10019


Ladies and Gentlemen:

               Each of Prospect Street High Income Portfolio Inc., a Maryland corporation (the "Company") and Prospect Street Investment Management Co., Inc., a Massachusetts corporation (the "Investment Adviser"), hereby confirms the agreement with and appointment of PaineWebber Incorporated ("PaineWebber") on their own behalf and on behalf of Tucker Anthony Incorporated ("Tucker") to act as dealer managers (PaineWebber and Tucker collectively being referred to herein as the "Dealer Managers") in connection with the issuance by the Company to the holders of record (the "Holders") at the close of business on the record date set forth in the Prospectus (as defined herein) (the "Record Date") ________ transferable rights entitling such Holders to subscribe for ________ shares (each a "Share" and, collectively, the "Shares") of common stock, par value
$.01 per share (the "Common Stock"), of the Company (the "Offer"). Pursuant to the terms of the Offer, the Company is issuing each Holder one transferable right (each a "Right" and, collectively, the "Rights") for each share of Common Stock held by such Holder on the Record Date. Such Rights entitle holders to acquire during the subscription period set forth in the Prospectus (the "Subscription Period"), at the price set forth in such Prospectus (the "Subscription Price"), one Share for each three Rights exercised, except that any Holder who is issued fewer than three Rights will be able to subscribe for one full Share, on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Holder who fully exercises all Rights initially issued to such Holder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the "Over-Subscription Privilege") on the terms and conditions set forth in such Prospectus. The Rights are transferable and are expected to be listed on the New York Stock Exchange.

               The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (Nos. 333-_____ and 811-5557) and a related preliminary prospectus under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission under the Investment Company Act and the Securities Act (the "Rules and Regulations"), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses as may have been required to the date hereof. If the registration statement has not become effective, a further amendment to such registration statement, including forms of a final prospectus necessary to permit such registration statement to become effective will promptly be filed by the Company with the Commission. If the registration statement has become effective and any prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A of the Rules and Regulations, a final prospectus containing such omitted information will promptly be filed by the Company with the Commission in accordance with Rule 497(h) of the Rules and Regulations. The registration statement, as amended at the time it becomes or became effective, including financial statements and all exhibits and all documents, if any, incorporated therein by reference, and any information deemed to be included by Rule 430A, is called the "Registration Statement." The term "Prospectus" means the final prospectus in the form filed with the Commission pursuant to Rule 497(c), (e),
(h) or (j) of the Rules and Regulations, as the case may be, as from time to time amended or supplemented pursuant to the Securities Act. The Prospectus and letters to beneficial owners of the shares of Common Stock of the Company, forms used to exercise rights, any letters from the Company to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Company may use, approve, prepare or authorize for use in connection with the Offer, are collectively referred to hereinafter as the "Offering Materials."


1.      Representations and Warranties.

        (a) The Company represents and warrants to, and agrees with, the Dealer Managers as of the date hereof, as of the date of the commencement of the Offer (such later date being hereinafter referred to as the "Representation Date") and as of the Expiration Date (as defined below) that:

               (i) the Company meets the requirements for use of Form N-2 under the Securities Act and the Investment Company Act and the Rules and Regulations. At the time the Registration Statement became or becomes effective, the Registration Statement did or will contain all statements required to be stated therein in accordance with and did or will comply in all material respects with the requirements of the Securities Act, the Investment
                      Company Act and the Rules and Regulations and did or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. From the time the Registration Statement became or becomes effective through the expiration date of the Offer set forth in the Prospectus (the "Expiration Date"), the Prospectus and the other Offering Materials will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or Offering Materials made in reliance upon and in conformity with information furnished to the Company in writing by the Dealer Managers expressly for use in the Registration Statement, Prospectus or Offering Materials.

               (ii) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, has full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus, currently maintains all governmental licenses, permits, consents, orders, approvals, and other authorizations (collectively, the "Licenses and Permits") necessary to carry on its business as contemplated in the Prospectus, and is duly qualified to do business as a foreign corporation in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to obtain or maintain such Licenses and Permits or to be so qualified would not result in a material adverse effect upon the business, properties, financial position or results of operations of the Company. The Company has no subsidiaries.

               (iii) the Company is registered with the Commission under the Investment Company Act as a closed-end, diversified management investment company, no order of suspension or revocation of such registration has been issued or proceedings there for initiated or, to the knowledge of the Company, threatened by the Commission, all required action has been taken under the Securities Act and the Investment Company Act to consummate the issuance of the Rights and the issuance and sale of the Shares by the Company upon exercise of the Rights, and the provisions of the Company's charter and by-laws comply as to form in all material respects with the requirements of the Investment Company Act.

               (iv) Arthur Andersen LLP, the accountants who certified the financial statements of the Company set forth or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Investment Company Act and the Rules and Regulations.

               (v) the financial statements of the Company set forth or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition of the Company as of the dates or for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis; and the information set forth in the Prospectus under the headings "Fee Table" and "Financial Highlights" presents fairly in all material respects the information stated therein.

               (vi) the Company has an authorized capitalization as set forth in the Prospectus; the outstanding shares of Common Stock and outstanding shares of preferred stock, designated as Taxable Auction Rate Preferred Stock, no par value, liquidation preference $100,000 per share (the "Preferred Shares"), have been duly authorized and are validly issued, fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading "Description of Capital Stock"; the Rights have been duly authorized by all requisite action on the part of the Company for issuance pursuant to the Offer; the Shares have been duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Company pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and the other Offering Materials; and the issuance of each of the Rights and the Shares is not subject to any preemptive rights.

               (vii) the Company has authorized debt leverage as set forth in the Prospectus; the outstanding Senior Notes payable December 1, 1998 (the "Notes") have been duly authorized and conform in all material respects to the description thereof in the Prospectus under the heading "Description of Notes".

               (viii) except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Company, (B) there has not been any material change in the capital stock or long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company (excluding fluctuations in the Company's net asset value due to investment activities in the ordinary course of business) and (C) except for the regular monthly dividend on the outstanding shares of Common Stock and the regular 30-day dividend on the outstanding shares of Preferred Stock, there have been no dividends or distributions paid or declared in respect of the Company's capital stock.

               (ix) except as set forth in the Registration Statement and Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body or any arbitrator, whether foreign or domestic, which might result in any material adverse change in the condition (financial or other), business prospects, net worth or results of operations of the Company, or which might materially and adversely affect the properties or assets thereof of a character required to be disclosed in the Registration Statement or the Prospectus.

               (x) there are no franchises, contracts or other documents of the Company required to be described in the Registration Statement or the Prospectus, or to be filed or incorporated by reference as exhibits which are not described or filed or incorporated by reference therein as permitted by the Securities Act, the Investment Company Act or the Rules and Regulations.

               (xi) each of this agreement (the "Agreement"), the Subscription Agency Agreement (the "Subscription Agency Agreement") dated as of ________ __, 199_ between the Company and [State Street Bank and Trust Company] (the "Subscription Agent"), the Information Agent Agreement (the "Information Agent Agreement") dated as of ________ __, 199_ between the Company and [Corporate Investor Communications, Inc.] (the "Information Agent"), the Investment Advisory Agreement dated as of March 1, 1994 between the Company and the Investment Adviser (the "Investment Advisory Agreement"), the Custodian Agreement dated as of June 6, 1994 between the Company and State Street Bank and Trust Company (the "Custodian Agreement"), the Registrar, Transfer Agency and Service Agreement dated as of June 6, 1994 between the Company and State Street Bank and Trust Company (the "Transfer Agency Agreement"), the Amended and Restated Note Purchase Agreement dated as of December 16, 1993 between the Company and Pacific Mutual Life Insurance Company (the "Note Purchase Agreement"), the Notes dated as of July 21, 1993 between the Company and Pacific Mutual Life Insurance Company, the Insurance Agreement dated as of December 1, 1988, including any amendments thereto, between the Company and Financial Security Assurance Inc. (the "Insurance Agreement"), the Custody Agreement dated as of December 1, 1988 between the Bankers Trust Company and Financial Security Assurance Inc. (the "Surety Custodian Agreement"), the Auction Agent Agreement dated as of May 7, 1990 between the Company and Bankers Trust Company (the "Auction Agent Agreement"), the Broker-Dealer Agreement dated as of May 7, 1990, including any amendments thereto, among the Company Bankers Trust Company and Bear, Stearns & Co. Inc. (the "Broker-Dealer Agreement"), and the Letter Agreement (the Letter Agreement) dated as of May 7, 1990 among the Company, Bankers Trust Company and The Depository Trust Company (collectively, all the foregoing are the "Company Agreements") has been duly authorized, executed and delivered by the Company; each of the Company Agreements complies with all applicable provisions of the Investment Company Act; and, assuming due authorization, execution and delivery by the other parties thereto, each of the Company Agreements constitutes a legal, valid, binding and enforceable obligation of the Company, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

               (xii) neither the issuance of the Rights, nor the issuance and sale of the Shares, nor the performance and consummation by the Company of any other of the transactions contemplated in the Company Agreements, or any sub-custodial arrangements entered into pursuant to the Custodian Agreement, nor the consummation of the transactions contemplated in the Registration Statement will conflict with, result in a breach or violation of, or constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company under the charter or by-laws of the Company, or the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of any order, law, rule or regulation of any court or governmental agency or body, whether foreign or domestic, having jurisdiction over the Company or any of its properties.

               (xiii) no consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body, whether foreign or domestic, is legally required for the consummation by the Company of the transactions contemplated by the Company Agreements or the Registration Statement, except such as have been obtained, or if the registration statement filed with respect to the Shares is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Investment Company Act, the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities laws.

               (xiv) the Company either owns or possesses all governmental licenses, permits, consents, orders, approvals or other authorizations to enable the Company to invest in securities as contemplated in the Prospectus. Neither the execution or delivery by the Company nor the performance by the Company of any of its obligations under the Company Agreements contravenes or constitutes a default under any provision contained in any law, rule or regulation of any governmental or regulatory authority or any order or regulation of any court by which the Company or any of its assets is bound or affected.

               (xv) the Common Stock has been duly listed on the New York Stock Exchange and prior to their issuance the Rights and the Shares will have been duly approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

               (xvi) the Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Rights or the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock of the Company (except for the solicitation of exercises of the Rights pursuant to this Agreement) and
                      (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange
                      Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of the exercises of Rights pursuant to this Agreement); provided that any action in
                                                   -------- ----
                      connection with the Company's dividend reinvestment plan will not be deemed to be within the terms of this Section 1(a)(xvi).

               (xvii) the Company has complied in all previous tax years, and intends to direct the investment of the proceeds of the offering described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code"), and has qualified and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

              (xviii) the Company has complied in all previous years, and intends to direct the investment of the proceeds of the offering described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the diversification, liquidity, investment guidelines and asset coverage requirements of the Insurance Agreement and the Note Purchase Agreement for so long as such agreements remain in effect and with the asset coverage requirements of the Investment Company Act.

               (xix) the Preferred Stock and the Notes have a rating of "AAA"/"Aaa" from Standard and Poor's Ratings Group and Moody's Investors Service, Inc. and "Aaa" from Fitch Investors Service, Inc., respectively, and the Company is not aware of any proposed, pending or threatened downgrading of either rating or placing the Company under watch for downgrading by such rating agencies.

        (b) The Investment Adviser represents and warrants to, and agrees with, the Dealer Managers as of the date hereof, as of the Representation Date and as of the Expiration Date that:

               (i) the Investment Adviser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts, has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified does not involve a material adverse risk to the Investment Adviser's business, properties, financial position or operations.

               (ii) the Investment Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as an investment adviser for the Company as contemplated in the Prospectus and the Investment Advisory Agreement.

               (iii) each of this Agreement and the Investment Advisory Agreement has been duly authorized, executed and delivered by the Investment Adviser and complies with all applicable provisions of the Advisers Act and the Investment Company Act, and is, assuming due authorization, execution and delivery by the other parties thereto, a legal, valid, binding and enforceable obligation of the Investment Adviser, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

               (iv) neither the performance by the Investment Adviser of its obligations under this Agreement or the Investment Advisory Agreement nor the consummation of the transactions contemplated therein or in the Registration Statement nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Investment Adviser under the charter or by-laws of the Investment Adviser, or the terms and provisions of any agreement, indenture, mortgage, lease or other instrument to which the Investment Adviser is a party or by which it may be bound or to which any of the property or assets of the Investment Adviser is subject, nor will such action result in any violation of any order, law, rule or regulation of any court or governmental agency or body, whether foreign or domestic, having jurisdiction over the Investment Adviser or any of its properties.

               (v) except as set forth in the Registration Statement and Prospectus, there is no pending or, to the best knowledge of the Investment Adviser, threatened action, suit or proceeding to which the Investment Adviser is a party before or by any court or governmental agency, authority or body or any arbitrator, whether foreign or domestic, which might result in any material adverse change in the condition (financial or other), business prospects, net worth or results of operations of the Investment Adviser, or which might materially and adversely affect the properties or assets thereof of a character required to be disclosed in the Registration Statement or Prospectus.

               (vi) the Investment Adviser does not require any governmental licenses, permits, consents, orders, approvals or other authorizations to enable the Investment Adviser to continue to supervise investments in securities as contemplated in the Prospectus. Neither the execution or delivery by the Investment Adviser nor the performance by the Investment Adviser of any of its obligations under this Agreement or the Investment Advisory Agreement will contravene or constitute a default under any provision contained in any law, rule or regulation of any governmental or regulatory authority or any order or regulation of any court by which the Company or any of its assets is bound or affected.

               (vii) no consent, approval, authorization, notification or order of, or any filing with, any court or governmental agency or body is required under federal law or the laws of any other jurisdiction, whether foreign or domestic, for the consummation by the Investment Adviser of the transactions contemplated by this Agreement or the Investment Advisory Agreement.

               (viii) the Investment Adviser (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Rights or the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock of the Company (except for the solicitation of exercises of Rights pursuant to this Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of exercises of Rights pursuant to this Agreement); provided that any action in connection with the Company's dividend reinvestment plan will not be deemed to be within the terms of this Section 1(b)(viii).

        (c) Any certificate required by this Agreement that is signed by any officer of the Company, or the Investment Adviser and delivered to the Dealer Managers or counsel for the Dealer Managers shall be deemed a representation and warranty by the Company or the Investment Adviser, as the case may be, to the Dealer Managers, as to the matters covered thereby.

2.      Agreement to Act as Dealer Managers.

        (a) On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer:

               (i) The Company hereby appoints the Dealer Managers and authorizes the Dealer Managers to form and manage a group of broker-dealers (each a "Selling Group Member" and collectively the "Selling Group") to solicit the exercise of Rights and to sell Shares purchased by PaineWebber from the Fund though the exercise of Rights as described herein; and the Dealer Managers hereby agree to solicit through themselves, through each Selling Group Member that enters into a Selling Group Agreement in the form attached hereto as Exhibit A and through each soliciting broker-dealer (each a "Soliciting Dealers" and collectively the (Soliciting Dealers") that enter into a Soliciting Dealer Agreement in the form attached hereto as Exhibit B, in accordance with the Securities Act, the Investment Company Act and the Exchange Act, and its customary practice, the exercise of the Rights, subject to the terms and conditions of this Agreement, the procedures described in the Registration Statement, the Prospectus and, where applicable, the terms and conditions of such Selling Group Agreement or Soliciting Dealer Agreement and to sell Shares purchased by PaineWebber from the Fund though the exercise of Rights as described herein.

               (ii) The Company hereby authorizes PaineWebber to buy and exercise Rights, including unexercised Rights delivered to the Subscription Agent for resale and Rights of "Foreign Record Date Shareholders" (as defined in the Prospectus) held by the Subscription Agent for which no instructions are received on the terms and conditions set forth in such Prospectus, and to sell Shares to the public or to Selling Group Members at the offering price set by PaineWebber from time to time. Sales of Shares by PaineWebber or Selling Group Members shall be not more than the offering price set by PaineWebber from time to time.

               (iii) The Company hereby authorizes PaineWebber to buy and exercise Rights and to sell Shares to the public or to Selling Group Members at the offering price set by PaineWebber from time to time. Sales of Shares by PaineWebber or Selling Group Members shall be not more than the offering price set by PaineWebber from time to time.

        (b) The Company agrees to furnish, or cause to be furnished, to the Dealer Managers, lists, or copies of those lists, showing the names and addresses of, and number of shares of Common Stock held by, Holders as of the Record Date, and the Dealer Managers agrees to use such information only in connection with the Offer, and not to furnish the information to any other person except for securities brokers and dealers that have been requested by the Dealer Managers to solicit exercises of Rights.

        (c) The Dealer Managers agree to provide to the Company, in addition to the services described in paragraph (a) of this Section 2, financial advisory and marketing services in connection with the Offer. No advisory fee, other than the fees provided for in
               Section 3 of this Agreement and the reimbursement of the Dealer Managers' out-of- pocket expenses as described in Section 5 of this Agreement, will be payable by the Company, or any other party hereto, to the Dealer Managers in connection with the financial advisory and marketing services provided by the Dealer Managers pursuant to this Section 2(b).

        (d) The Company and the Dealer Managers agree that the Dealer Managers are independent contractors with respect to the solicitation of the exercise of Rights and the performance of financial advisory and marketing services for the Company contemplated by this Agreement.

        (e) In rendering the services contemplated by this Agreement, the Dealer Managers will not be subject to any liability to the Company or the Investment Adviser or any of their affiliates, for any act or omission on the part of any soliciting broker or dealer (except with respect to the Dealer Managers acting in such capacity) or any other person, and the Dealer Managers will not be liable for acts or omissions in performing its obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses that have resulted primarily from the bad faith, willful misconduct or gross negligence of a respective Dealer Manager or by reason of the reckless disregard of the obligations and duties of a respective Dealer Manager under this Agreement.

3.      Dealer Manager Fees.  In full payment for the financial advisory,
        -------------------
        marketing and soliciting services rendered and to be rendered hereunder by the Dealer Managers, the Company agrees to pay the Dealer Managers a fee (the "Dealer Manager Fee") equal to 3.75% of the aggregate Subscription Price for the Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege. In full payment for the soliciting efforts to be rendered, the Dealer Managers agree to reallow selling fees (the "Selling Fees") to Selling Group Members equal to 2.50% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege. In full payment for the soliciting efforts to be rendered, the Dealer Managers agree to reallow soliciting fees (the "Soliciting Fees") to Soliciting Dealers equal to 0.50% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege, subject to a maximum fee based on the number of shares of Common Stock held by such broker-dealer through The Depository Trust Company ("DTC") on the Record Date. The Dealer Managers agree to pay the Selling Fees or Solicitation Fees, as the case may be, to the broker-dealer designated on the applicable portion of the form used by the holder to exercise Rights and the Over-Subscription Privilege, and if no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the terms of the Selling Group Agreement or Soliciting Dealer Agreement, then PaineWebber shall retain such Selling Fee or Solicitation Fee for Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege. Payment to the Dealer Managers by the Company will be in the form of a wire transfer of same day funds to an account or accounts identified by the respective Dealer Manager. Such payment will be made on each date on which the Company issues Shares after the Expiration Date. Payment to a Selling Group Member or Soliciting Dealer will be made by the Dealer Managers directly to such Selling Group Member by check to an address identified by such broker-dealer. Such payments shall be made on or before the tenth business day following the day the Company issues Shares after the Expiration Date.

4.      Other Agreements.
        -----------------

        (a) The Company covenants with the Dealer Managers as follows:

               (i) The Company will use its best efforts to cause the Registration Statement to become effective under the Securities Act, and will advise the Dealer Managers promptly as to the time at which the Registration Statement and any amendments thereto (including any post-effective amendment) becomes so effective.

               (ii) The Company will notify, and confirm the notice in writing to, the Dealer Managers immediately (A) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (E) of the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order described in subsection (D) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (iii) The Company will give the Dealer Managers notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Dealer Managers in connection with the Offer, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 497(c), (e) or Rule 497(h) of the Rules and Regulations), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Dealer Managers with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Managers or counsel for the Dealer Managers shall reasonably object.

               (iv) The Company will, without charge, deliver to the Dealer Managers, as soon as practicable, the number of copies (one of which is manually executed) of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.

               (v) The Company will, without charge, furnish to the Dealer Managers, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Managers may reasonably request for the purposes contemplated by the Securities Act or the Rules and Regulations.

               (vi) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Managers, to amend or supplement the Registration Statement or the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a holder, the Company will forthwith amend or supplement the Prospectus by preparing and filing with the Commission (and furnishing to the Dealer Managers a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for the Dealer Managers), at the Company's expense, which will amend or supplement the Registration Statement or the Prospectus so that the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a holder, not misleading.

               (vii) The Company will endeavor, in cooperation with the Dealer Managers and their counsel, to assist such counsel to qualify the Rights and the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Managers may designate and maintain such qualifications in effect for the duration of the Offer; provided, however,
                                                            --------  -------
                      that the Company will not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Rights and the Shares have been qualified as above provided.

               (viii) The Company will make generally available to its security holders as soon as practicable, but no later than 60 days after the end of the Fund's fiscal semi-annual or fiscal year-end period covered thereby, an earnings statement (which need not be audited) (in form complying with the provisions of Rule 158 of the Rules and Regulations of the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal semi-annual period next following the "effective" date (as defined in said Rule 158) of the Registration Statement.

               (ix) For a period of 180 days from the date of this Agreement, the Company will not, without the prior consent of PaineWebber, which consent shall not be unreasonably withheld offer or sell, or enter into any agreement to sell, any equity or equity related securities of the Company or securities convertible into such securities, other than the Rights and the Shares and the Common Stock issued in reinvestment of dividends or distributions.

               (x) The Company will apply the net proceeds from the Offer as set forth under "Use of Proceeds" in the Prospectus.

               (xi) The Company will use its best efforts to cause the Rights and the Shares to be duly authorized for listing by the New York Stock Exchange prior to the time the Rights are issued.

               (xii) The Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

               (xiii) The Company will use its best efforts to direct the proceeds of the Offer in such a manner as to continue to comply with the diversification, liquidity, investment guidelines and asset coverage requirements of the Insurance Agreement and the Note Purchase Agreement for so long as such agreements remain in effect and with the asset coverage requirements of the Investment Company
                      Act.

               (xiv)  The Company will advise or cause the Subscription Agent
                      (A) to advise each Dealer Manager and each Selling Group Member from day to day during the period of, and promptly after the termination of, the Offer, as to the names and addresses of all holders exercising Rights, the total number of Rights exercised by each holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for each Dealer Manager and each Selling Group Member, the number of Rights exercised on subscription certificates indicating such Dealer Manager or such Selling Group Member, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reasonably request; and will notify each Dealer Manager and each Selling Group Member, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for each Dealer Manager and each Selling Group Member, the number of Rights exercised on subscription certificates indicating such Dealer Manager or such Selling Group Member, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reason ably request; (B) to sell any Rights received for resale from Holders exclusively to or through PaineWebber, which may, at its election, purchase such Rights as principal or act as agent for such resales; and (C) to issue Shares upon PaineWebber's exercise of Rights no later than the close of business on the business day following the day that full payment for such Shares has been received by the Subscription Agent.

        (b) Neither the Company nor the Investment Adviser will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Rights or the Shares; provided that any action in connection with the Company's
               --------
               dividend reinvestment plan will not be deemed to be within the meaning of this Section 4(b).

5.      Payment of Expenses.
        --------------------

        (a) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares and subscription certificates relating to the Rights, (iii) the fees and disbursements of the Company's counsel (including the fees and disbursements of local counsel) and accountants, (iv) the qualification of the Rights and the Shares under securities laws in accordance with the provisions of Section 4(a)(vii) of this Agreement, including filing fees, (v) the printing or other production and delivery to the Dealer Managers of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred with respect to filing with the National Association of Securities Dealers, Inc., (vii) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange, (viii) the printing or other production, mailing and delivery expenses incurred in connection with Offering Materials and (ix) the fees and expenses incurred with respect to the Information Agent.

        (b) In addition to any fees that may be payable to the Dealer Managers under this Agreement, the Company agrees to reimburse PaineWebber upon request made from time to time for its reasonable expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of its legal counsel (excluding Blue Sky filing fees which are paid directly by the Company), in an amount up to $100,000.

        (c) If this Agreement is terminated by the Dealer Managers in accordance with the provisions of Section 6 or Section 9(a)(i), 9(a)(ii) or 9(a)(iii), the Company agrees to reimburse the Dealer Managers for all of its reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Dealer Managers. In the event the transactions contemplated hereunder are not consummated, the Company agrees to pay all of the costs and expenses set forth in paragraphs (a) and (b) of this Section 5 which the Company would have paid if such transactions had been consummated.

6. Conditions of the Dealer Managers' Obligations. The obligations of the Dealer Managers hereunder are subject to the accuracy of the respective representations and warranties of the Company and the Investment Adviser contained herein, to the performance by the Company and the Investment Adviser of their respective obligations hereunder, and to the following further conditions:

        (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the Record Date, or at such later time and date as may be approved by the Dealer Managers; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497(c), (e), (h) or (j), as the case may be, under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company, the Investment Adviser or the Dealer Managers, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise).

        (b) On the Representation Date and the Expiration Date, the Dealer Managers shall have received:

        (1) The favorable opinions, dated the Representation Date and the Expiration Date, of Rogers & Wells, counsel for the Company, in form and substance satisfactory to counsel for the Dealer Managers to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, has full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus, currently maintains all governmental licenses, permits, consents, orders, approvals, and other authorizations necessary under U.S. federal or New York or Maryland state law to carry on its business as contemplated in the Prospectus (except that counsel need express no opinion as to securities or "blue sky" laws of any state) and the Company is duly qualified to do business as a foreign corporation in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a material adverse effect upon the business, properties, financial position or results of operations of the Company.

               (ii) the Company is registered with the Commission under the Investment Company Act as a closed-end, diversified management investment company and, to the best knowledge of such counsel, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission; all required action has been taken under the Securities Act and the Investment Company Act to make the public offering and consummate the issuance of the Rights and the issuance and sale of the Shares by the Company upon exercise of the Rights, and the provisions of the Company's charter and by-laws comply as to form in all material respects with the requirements of the Investment Company Act.

               (iii) the Company's authorized capitalization is as set forth in the Prospectus; the outstanding shares of Common Stock and outstanding shares of Preferred Stock have been duly authorized and are validly issued, fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading "Description of Capital Stock"; the Rights have been duly authorized by all requisite action on the part of the Company for issuance pursuant to the Offer; the Shares have been duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Company pursuant to the terms of the Offer against payment of the consideration therefore determined as provided set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and the other Offering Materials; and the issuance of the Rights and the Shares is not subject to any preemptive rights.

               (iv) the outstanding Notes have been duly authorized and conform in all material respects to the description thereof in the Prospectus under the heading "Description of Notes."

               (v) except as set forth in the Registration Statement and Prospectus, to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding to which the Company is a party before or by any U.S. federal, New York or Maryland state court or governmental agency, authority or body or any foreign or domestic arbitrator which might result in any material adverse change in the condition (financial or other), business prospects, net worth or results of operations of the Company, or which might materially and adversely affect the properties or assets thereof of a character required to be disclosed in the Registration Statement or the Prospectus.

               (vi) to the best knowledge of such counsel after due inquiry of corporate officers, there are no franchises, contracts or other documents of the Company required to be described in the Registration Statement or the Prospectus, or to be filed or incorporated by reference as exhibits which are not described or filed or incorporated by reference therein as permitted by the Securities Act, the Investment Company Act or the Rules and Regulations.

               (vii) neither the issuance of the Rights, nor the issuance and sale of the Shares, nor the consummation by the Company of any other of the transactions contemplated in this Agreement nor the consummation of the transactions contemplated in the Registration Statement will violate the charter or by-laws of the Company or result in a breach or violation of, or constitute a default or event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company under the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument known to such counsel to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor, to the best knowledge of such counsel, will such action result in any violation of any order, law, rule or regulation of any U.S., New York or Maryland state court or governmental agency or body having jurisdiction over the Company or any of its properties.

               (viii) no consent, approval, authorization, notification or order of, or any filing with, any U.S. federal, New York or Maryland state court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Company Agreements or the Registration Statement, except (A) such as have been obtained and (B) such as may be required under the blue sky laws of any jurisdiction in connection with the transactions contemplated hereby.

               (ix) the Company's outstanding Common Stock has been duly listed on the New York Stock Exchange and the Rights and the Shares have been duly approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

               (x) the Registration Statement is effective under the Securities Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 497(c), (e), (h) or (j) required to be made prior to the date hereof has been made in the manner and within the time period required by Rule 497(c), (e), (h) or (j), as the case may be; to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements, schedules, the notes thereto and the schedules and other financial, economic and statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) as of their respective effective or issue dates complied as to form in all material respects with the applicable requirements of the Securities Act and the Investment Company Act and the Rules and Regulations.

               (xi) the statements in the Prospectus under the heading "Federal Taxation" fairly present the information disclosed therein in all material respects.

In rendering such opinion, such counsel may rely as to matters of Maryland law on the opinion of Piper & Marbury L.L.P. and as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

               Such counsel shall also have stated that, while they have not them selves checked the accuracy and completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, in the course of their review and discussion of the contents of the Registration Statement and Prospectus with certain officers and employees of the Company and its independent accountants, no facts have come to their attention which cause them to believe that the Registration Statement, on the date it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, as of its date and on the Representation Date or the Expiration Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (2) The favorable opinions, dated the Representation Date and the Expiration Date, of Olshan Grundman Frome & Rosenzweig LLP, counsel for the Investment Adviser, in form and substance satisfactory to counsel for the Dealer Managers to the effect that:

               (i) each of the Company Agreements has been duly authorized, executed and delivered by the Company, and complies in all material respects with all applicable provisions of the Investment Company Act; and each such agreement, assuming due and valid authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and general principles of equity and except to the extent that the enforceability of the indemnification and contribution provisions contained in this Agreement may be limited under U.S. federal and state securities laws.

               (ii) the Investment Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as an investment adviser for the Company as contemplated in the Prospectus.

               (iii) each of this Agreement and the Investment Advisory Agreement complies with all applicable provisions of the Advisers Act and the Investment Company Act.

               (iv) except as set forth in the Registration Statement and Prospectus, to the best knowledge of counsel, there is no pending or threatened action, suit or proceeding to which the Investment Adviser is a party before or by any U.S. or state court or governmental agency, authority or body or any arbitrator which might result in any material adverse change in the Investment Adviser's condition (financial or other), business prospects, net worth or operations or which might materially and adversely affect the properties or assets thereof of a character required to be disclosed in the Registration Statement or Prospectus.

               (v) no consent, approval, authorization, notification or order of, or any filing with, any U.S. or state court or governmental agency or body is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement or the Investment Advisory Agreement.

               (vi) each of the Company Agreements to which the Investment Adviser is a party has been duly authorized, executed and delivered by the Investment Adviser, and, assuming due authorization, execution and delivery by the other parties thereto, each of the Company Agreements to which the Investment Adviser is a party constitutes a legal, valid, binding and enforceable obligation of the Investment Adviser except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and general principles of equity and except to the extent that the enforce ability of the indemnification and contribution provisions contained in this Agreement may be limited under U.S. federal and state securities laws.

               (vii) the Investment Adviser has been duly incorporated and is validly existing and in good standing under the laws of Massachusetts, has full power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified does not involve a material adverse risk to the Investment Adviser's business, properties, financial position or operations.

               (viii) neither the performance by the Investment Adviser of its obligations under this Agreement or the other Company Agreements to which the Investment Adviser is a party nor the consummation of the transactions contemplated therein or in the Registration Statement nor the fulfillment of the terms thereof will conflict with or violate the charter, by-laws or similar organizational documents of the Investment Adviser, or to the best knowledge of such counsel, after due inquiry, conflict with, result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Investment Adviser under the terms and provisions of any agreement, indenture, mortgage, lease or other instrument to which the Investment Adviser is a party or by which it may be bound or to which any of the property or assets of the Investment Adviser is subject, nor will such action result in any violation of any order, law, rule or regulation of any U.S. or state court or governmental agency or body, having jurisdiction over the Investment Adviser or any of its properties.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Investment Adviser and public officials.

               Such counsel shall also have stated that, while they have not them selves checked the accuracy and completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, in the course of their review and discussion of the contents of the Registration Statement and Prospectus with certain officers and employees of the Investment Adviser and its affiliates, no facts have come to their attention which cause them to believe that the Registration Statement, on the date it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, as of its date and on the Representation Date or the Expiration Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (c)    The Dealer Managers shall have received from Skadden,
               Arps, Slate, Meagher & Flom (Illinois), counsel for the Dealer Managers, such opinion or opinions, dated the Representation Date and the Expiration Date, with respect to the Offer, the Registration Statement, the Prospectus and other related matters as the Dealer Managers may reason ably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

        (d) The Company shall have furnished to the Dealer Managers certificates of the Company, signed by the President, the Treasurer, the Assistant Treasurer, the Secretary, the Assistant Secretary or a Vice President of the Company, dated the Representation Date and the Expiration Date, to the effect that the signer(s) of such certificate carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of their knowledge:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened;

               (iii) since the date of the most recent balance sheet included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business, prospects, net worth or results of operations of the Company (excluding fluctuations in the Company's net asset value due to investment activities in the ordinary course of business), except as set forth in or contemplated in the Prospectus; and

               (iv) as of the most recent calculation dates as required by each of the Note Purchase Agreement and Insurance Agreement, the Company complied with the diversification, liquidity, investment guidelines and asset coverage requirements of the Insurance Agreement, the Note Purchase Agreement and the In vestment Company Act.

        (e) The Investment Adviser shall have furnished to the Dealer Managers certificates of the Investment Adviser, signed by the President, Treasurer, Secretary or Vice President, dated the Representation Date and the Expiration Date, to the effect that the signer of such certificate has read the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and, to the best knowledge of such signer, the representations and warranties of the Investment Adviser in this Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be.

        (f) Arthur Andersen LLP shall have furnished to the Dealer Managers letters, dated the Representation Date and the Expiration Date, in form and substance satisfactory to the Dealer Managers stating in effect that:

               (i) they are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable published Rules and Regulations;

               (ii) in their opinion, the audited financial statements examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Investment Company Act and the respective published Rules and Regulations with respect to registration statements on Form N-2;

               (iii) they have performed specified procedures, not constituting an audit in accordance with generally accepted auditing standards, including a reading of the latest available unaudited financial information of the Company, a reading of the minute books of the Company, and inquiries of officials of the Company responsible for financial and accounting matters and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that at a specified date not more than five business days prior to the Representation Date, there was any change in the capital stock, any decrease in net assets or any increase in long-term debt of the Company as compared with amounts shown in the most recent statement of assets and liabilities included or incorporated by reference in the Registration Statement, except as the Registration Statement discloses has occurred or may occur, or they shall state any specific changes, increases or decreases;

               (iv) in addition to the procedures referred to in clause (iii) above, they have compared certain dollar amounts (or percentages as derived from such dollar amounts) and other financial information regarding the operations of the Company appearing in the Registration Statement, which have previously been specified by the Dealer Managers and which shall be specified in such letter, and have found such items to be in agreement with, the accounting and financial records of the Company.

        (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change, increase or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Dealer Managers, so material and adverse as to make it impractical or inadvisable to proceed with the Offer as contemplated by the Registration Statement and the Prospectus.

        (h) Prior to the Representation Date, the Company shall have furnished to the Dealer Managers such further information, certificates and documents as the Dealer Managers may reasonably request.

               If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to the Dealer Managers and their counsel, this Agreement and all obligations of the Dealer Managers hereunder may be canceled at, or at any time prior to, the Representation Date by the Dealer Managers. Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing.

7.      Indemnification and Contribution.
        ---------------------------------

        (a) The Company will indemnify and hold harmless the Dealer Managers, the directors, officers, employees and agents of the Dealer Managers and each person, if any, who controls the Dealer Managers within the meaning of Section 15 of the Securities Act and Section 20 of the Ex change Act against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act or other statutory law or regulation, at common law or otherwise, whether foreign or domestic, insofar as such losses, claims, damages or liabilities arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, and any amendment or supplement thereto, or the omission or alleged omission to state in any or all such documents a material fact required to be stated therein or necessary to make the statements in it not misleading (in the case of the Prospectus, in light of the circumstances under which such statements were made), provided, however, that the Company will not be liable to the extent that such loss, claim, damage or liability arises from an untrue statement or omission or alleged untrue statement or omission (1) made in reliance on and in conformity with information furnished in writing to the Company by the Dealer Managers expressly for use in the document, or (2) if a copy of the Prospectus was not sent or given to the purchaser of Shares at or before the written confirmation of the sale to such person in any case where such delivery is required by the Securities Act. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

        (b) The Investment Adviser will indemnify and hold harmless the Dealer Managers, the directors, officers, employees and agents of the Dealer Managers and each person, if any, who controls the Dealer Managers within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Dealer Managers, but only insofar as losses, claims, damages or liabilities arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by the Investment Adviser for use in preparation of the documents in which the statement or omission is made or alleged to be made which includes all statements attributed to the Investment Adviser in such documents and the sections entitled "Prospectus Summary-Information Regarding the Investment Adviser" and "The Investment Adviser". This indemnity agreement will be in addition to any liability that the Investment Adviser might otherwise have.

        (c) The Dealer Managers will indemnify and hold harmless the Company and the Investment Adviser, the directors, officers and each person, if any, who controls the Company or the Investment Adviser within the meaning of Section 15 of the Securities Act or
               Section 20 of the Ex change Act, to the same extent as the foregoing indemnity from the Company or the Investment Adviser to the Dealer Managers, but only insofar as losses, claims, damages or liabilities arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by the Dealer Managers expressly for use in preparation of the documents in which the statement or omission is made or alleged to be made. This indemnity agreement will be in addition to any liability that the Dealer Managers might otherwise have.

        (d) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made, promptly notify each such indemnifying party in writing of the commencement of such action, enclosing a copy of all papers served, but the omission to so notify such indemnifying party will not, except to the extent set forth below, relieve it from liability that it may have to any indemnified party. No indemnification provided for in Section 7(a), (b) or (c) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of such action shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise on account of the provisions in Section 7(a), (b) or (c). If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in, and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel will be at the expense of the indemnifying party or parties. All such fees and expenses will be reimbursed promptly as they are incurred upon submission in writing to the indemnifying party with regard to any cost or expense for which the indemnified party is seeking indemnification in such form and detail as the indemnifying party may reasonably request. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent or, in connection with any proceeding or related proceeding in the same jurisdiction, for the fees and expenses of more than one separate counsel for all indemnified parties except to the extent provided herein.

        (e) In no case shall the indemnification provided in this Section 7 be available to protect any person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his obligations or duties hereunder, or by reason of its or his reckless disregard of its or his obligations and duties hereunder.

        (f) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this
               Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Investment Adviser or the Dealer Managers, the Company or the Investment Adviser and the Dealer Managers will contribute to the total losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action or any claims asserted, but after deducting any contribution received by the Company, the Investment Adviser or from persons other than the Dealer Managers, such as persons who control the Company or the Investment Adviser within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company, the Investment Adviser or the Dealer Managers may be subject in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other hand from the offering of the Shares or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in the losses, claims, damages or liabilities, joint or several (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), for which contribution is sought. The relative benefits received by
               (x) the Dealer Managers shall be deemed to be the total fees received by the Dealer Managers and (y) the Company and the Investment Adviser in such proportion as shall be appropriate to reflect the relative benefits received by the Fund on the one hand and the Investment Adviser on the other. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Investment Adviser or the Dealer Managers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate in the circumstances. Notwithstanding any other provisions of this
               Section 7, (1) the Dealer Managers will not be responsible for any amount in excess of the fees paid by the Company pursuant to
               Section 3 hereof and (2) no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to clause (i) of the first sentence of this Subsection 7(f). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have other wise than under this Section 7. No party will be liable for contribution with respect to any action or claim settled without its written consent.

        (g) The Company agrees to indemnify each Selling Group Member and Soliciting Dealer and controlling persons to the same extent and subject to the same conditions and to the same agreements, including with respect to contribution, provided for in subsections (a), (d), (e) and (f) of this Section 7.

        (h) The Investment Adviser agrees to indemnify each Selling Group Member and Soliciting Dealer and controlling persons to the same extent and subject to the same conditions and to the same agreements, including with respect to contribution, provided for in subsections (b), (d), (e) and (f) of this Section 7.

        (i) The Company and the Investment Adviser acknowledge that the statements under the caption "The Offer-Distribution Arrangements" in the Prospectus constitute the only information furnished in writing to the Company by the Dealer Managers expressly for use in such document, and each Dealer Manager confirms that such statements as they relate to such Dealer Manager are correct.

8.      Representations, Warranties and Agreements to Survive Delivery.  The
        --------------------------------------------------------------
        respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Investment Adviser and of the Dealer Managers set forth in or made pursuant to this Agreement shall survive the Expiration Date and will remain in full force and effect, regard less of any investigation made by or on behalf of Dealer Managers or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares pursuant to the Offer. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

9.      Termination of Agreement.
        -------------------------

        (a) This Agreement shall be subject to termination in the absolute discretion of the Dealer Managers, by notice given to the Company prior to the expiration of the Offer, if prior to such time (i) financial, political, economic, currency, banking or social conditions in the United States shall have undergone any material change the effect of which on the financial markets makes it, in the Dealer Managers' judgment, impracticable or inadvisable to proceed with the Offer, (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Dealer Managers' judgment, impracticable or inadvisable to proceed with the Offer, (iii) trading in the shares of Common Stock shall have been suspended by the Commission or the New York Stock Exchange, (iv) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or (v) a banking moratorium shall have been declared either by Federal or New York State authorities.

        (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.

10.     Notices.  All communications hereunder will be in writing and effective
        -------
        only on receipt, and, if sent to the Dealer Managers, will be mailed, delivered or telegraphed and confirmed to PaineWebber Incorporated,
        Attn: Todd Reit, 1285 Avenue of the Americas, New York, New York 10019; or if sent to the Company or the Investment Adviser will be mailed, or delivered or telegraphed and confirmed to them at: Prospect Street High Income Portfolio Inc., Attn: John A. Frabotta, 60 State Street, Boston, Massachusetts 02109, with a copy to Rogers & Wells, 200 Park Avenue, New York, New York 10166 (Facsimile No.: 212-878-8375), attention of Laurence E. Cranch, Esq.

11.     Successors. This Agreement will inure to the benefit of and be binding
        ----------
        upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.     Applicable Law. This Agreement will be governed by and construed in
        --------------
        accordance with the laws of the State of New York.

13.     Counterparts.  This Agreement may be executed in one or more
        ------------
        counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

               If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, where upon this letter shall constitute a binding agreement among the Company, the Investment Adviser and the Dealer Manager.

                                 Very truly yours,


                                 Prospect Street High Income Portfolio Inc.

                                 By: __________________________

                                    Name:  ____________________

                                    Title: ____________________



                                 Prospect Street Investment Management Co., Inc.

                                 By: __________________________

                                    Name:  ____________________

                                    Title: ____________________


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

PaineWebber Incorporated


By: ________________________

   Name:  __________________

   Title: __________________


Tucker Anthony Incorporated


By: ________________________

   Name:  __________________

   Title: __________________

                                                                       EXHIBIT A

                     PROSPECT STREET HIGH INCOME PORTFOLIO INC.

                         ________ Shares of Common Stock
                   Issuable Upon Exercise of Transferable Rights
                    to Subscribe for Such Shares of Common Stock


                             SELLING GROUP AGREEMENT


                                                New York, New York
                                                ________ __, 199_


PaineWebber Incorporated
Tucker Anthony Incorporated
c/o     PaineWebber Incorporated
        1285 Avenue of the Americas
        New York, New York 10019


Ladies and Gentlemen:

               We understand that Prospect Street High Income Portfolio Inc., a Maryland corporation (the "Company"), proposes to issue to holders of record (the "Holders") at the close of business on the record date set forth in the Prospectus (as defined herein) (the "Record Date") ________ transferable rights entitling such Holders to subscribe for ________ shares (each a "Share" and, collectively, the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company (the "Offer"). Pursuant to the terms of the Offer, the Company is issuing each Holder one transferable right (each a "Right" and, collectively, the "Rights") for each share of Common Stock held by such Holder on the Record Date. Such Rights entitle holders to acquire during the subscription period set forth in the Prospectus (the "Subscription Period"), at the price set forth in such Prospectus (the "Subscription Price"), one Share for each three Rights exercised, except that any Holder who is issued fewer than three Rights will be able to subscribe for one full Share, on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Holder who fully exercises all Rights initially issued to such Holder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the "Over-Subscription Privilege") on the terms and conditions set forth in such Prospectus. The Rights are transferable and are expected to be listed on the New York Stock Exchange.

               We further understand that the Company has appointed PaineWebber Incorporated ("PaineWebber") on their own behalf and on behalf of Tucker Anthony Incorporated ("Tucker") to act as dealer managers (PaineWebber and Tucker collectively being referred to herein as the "Dealer Managers") in connection with the offer of Shares contemplated by the proposed issuance of Rights (the "Offer") and has authorized the Dealer Managers to form and manage a group of broker-dealers (each a "Selling Group Member" and collectively the "Selling Group") to solicit the exercise of Rights and to sell Shares purchased by PaineWebber from the Company through the exercise of Rights.

               We hereby express our interest in participating in the Offer as a Selling Group Member.

               We hereby agree with you as follows:

        1. We have received and reviewed the Company's prospectus dated ________ __, 199_ (the "Prospectus") relating to the Offer and we understand that additional copies of the Prospectus (or of the Prospectus as it may be subsequently supplemented or amended, if applicable) and any other solicitation materials authorized by the Company relating to the Offer ("Offering Materials") will be supplied to us in reasonable quantities upon our request therefor to you. We agree that we will not use any solicitation material other than the Prospectus (as supplemented or amended, if applicable) and such Offering Materials and we agree not to make any representation, oral or written, to any shareholders or prospective shareholders of the Company that are not contained in the Prospectus, unless previously authorized to do so in writing by the Company.

        2. From time to time during the period (the "Subscription Period") commencing on ________ __, 199_ and ending at 5:00 p.m., New York City time, on the Expiration Date (the term "Expiration Date" means ________ __, 199_, unless and until the Company shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term "Expiration Date" with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Company, will expire.), we may solicit the exercise of Rights in connection with the Offer. We will be entitled to receive fees in the amounts and at the times described in Section 4 of this Agreement with respect to Shares purchased pursuant to the exercise of Rights and with respect to which [State Street Bank and Trust Company] (the "Subscription Agent") has received, no later than 5:00 p.m., New York time, on the Expiration Date, either (i) a properly completed and executed Subscription Certificate (in the form attached to the Prospectus), identifying us as the broker-dealer having been instrumental in the exercise of such Rights, and full payment for such Shares or (ii) a Notice of Guaranteed Delivery (in the form attached to the Prospectus) guaranteeing to the Subscription Agent by the close of business of the third business day after the Expiration Date of a properly completed and duly executed Subscription Certificate, similarly identifying us, and full payment for such Shares. We understand that we will not be paid these fees with respect to Shares purchased pursuant to an exercise of Rights for our own account or for the account of any of our affiliates. We also understand and agree that we are not entitled to receive any fees in connection with the solicitation of the exercise of Rights other than pursuant to the terms of this Agreement and, in particular, that we will not be entitled to receive any fees under the Company's Soliciting Dealer Agreement. We agree to solicit the exercise of Rights in accordance with the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Investment Company Act of 1940, as amended, and the rules and regulations under each such Act, any applicable securities laws of any state or jurisdiction where such solicitations may be law fully made, the applicable rules and regulations of any self-regulatory organization or registered national securities exchange and customary practice and subject to the terms of the Subscription Agent Agreement between the Company and the Subscription Agent and the procedures described in the Company's registration statement on Form N-2 (File Nos. 333-_____ and 811-5557), as amended (the "Registration Statement").

        3. From time to time during the Subscription Period, we may indicate interest in purchasing Shares from PaineWebber as a Dealer Manager. We understand that from time to time PaineWebber intends to offer Shares obtained or to be obtained by PaineWebber through the exercise of Rights to Selling Group Members who have so indicated interest at prices which shall be determined by PaineWebber (the "Offering Price"). We agree that with respect to any such Shares purchased by us from PaineWebber the sale of such Shares to us shall be irrevocable and we will offer them to the public at the Offering Price at which we purchase them from PaineWebber. Shares not sold by us at such Offering Price may be offered by us after the next succeeding Offering Price is set at the latest Offering Price set by PaineWebber. PaineWebber agrees that, if requested by any Selling Group Member, and subject to applicable law, PaineWebber will set a new Offering Price prior to 4:00 p.m., New York time, on any business day. We agree to advise PaineWebber from time to time upon request, prior to the termination of this Agreement, of the number of Shares remaining unsold which were purchased by us from PaineWebber and, on PaineWebber's request, we will resell to PaineWebber any of such Shares remaining unsold at the purchase price thereof if in PaineWebber's opinion such Shares are needed to make delivery against sales made to other Selling Group Members. Any shares purchased hereunder from PaineWebber shall be subject to regular way settlement through the facilities of the Depository Trust Company.

        4. We understand that you will remit to us on or before the tenth business day following the day the Company issues Shares after the Expiration Date, following receipt by you from the Company of the Dealer Manager Fee, a selling fee equal to 2.50% of the Subscription Price per Share for (A) each Share issued pursuant to the exercise of Rights or the Over-Subscription Privilege pursuant to each Subscription Certificate upon which we are designated, as certified to you by the Subscription Agent, as a result of our solicitation efforts in accordance with Section 2 and (B) each Share sold by PaineWebber to us in accordance with
               Section 3 less any Shares resold to PaineWebber in accordance with Section 3. Your only obligation with respect to payment of the foregoing selling fee to us is to remit to us amounts owing to us and actually received by you from the Company. Except as aforesaid, you shall be under no liability to make any payments to us pursuant to this Agreement.

        5. We agree that you, as Dealer Managers, have full authority to take such action as may seem advisable to you in respect of all matters pertaining to the Offer. You are authorized to approve on our behalf any amendments or supplements to the Registration Statement or the Prospectus.

        6. We represent that we are a member in good standing of the NASD and, in making sales of Shares, agree to comply with all applicable rules of the National Association of Securities Dealers, Inc. (the "NASD") including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding, as set forth in IM 2110-1 of the NASD's Conduct Rules, and Rule 2740 of the NASD's Conduct Rules. We understand that no action has been taken by you or the Company to permit the solicitation of the exercise of Rights or the sale of Shares in any jurisdiction (other than the United States) where action would be required for such purpose. We agree that we will not, without your approval in advance, buy, sell, deal or trade in, on a when-issued basis or otherwise, the Rights or the Shares or any other option to acquire or sell Shares for our own account or for the accounts of customers, except as provided in Sections 2 and 3 hereof and except that we may buy or sell Rights or Shares in brokerage transactions on unsolicited orders which have not resulted from activities on our part in connection with the solicitation of the exercise of Rights and which are executed by us in the ordinary course of our brokerage business. We will keep an accurate record of the names and addresses of all persons to whom we give copies of the Registration Statement, the Prospectus, any preliminary prospectus (or any amendment or supplement thereto) or any Offering Materials and, when furnished with any subsequent amendment to the Registration Statement and any subsequent prospectus, we will, upon your request, promptly forward copies thereof to such persons.

        7. Nothing contained in this Agreement will constitute the Selling Group Members partners with the Dealer Managers or with one another or create any association between those parties, or will render the Dealer Managers or the Company liable for the obligations of any Selling Group Member. The Dealer Managers will be under no liability to make any payment to any Selling Group Member other than as provided in Section 4 of this Agreement, and will be subject to no other liabilities to any Selling Group Member, and no obligations of any sort will be implied. We agree to indemnify and hold harmless you and each other Selling Group Member and each person, if any, who controls you and any such Selling Group Member within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against loss or liability caused by any breach by us of the terms of this Agreement.

        8. We agree to pay any transfer taxes which may be assessed and paid on account of any sales or transfers for our account.

        9. All communications to you relating to the Offer will be addressed to:
               PaineWebber Incorporated, Attn: Todd Reit, 1285 Avenue of the Americas, New York, New York 10019; Telephone No.: (212) 713-4908 and Facsimile No.: (212) 713-4205.

        10. This Agreement will be governed by the internal laws of the State of New York.

        A signed copy of this Soliciting Dealer Agreement will be promptly returned to the Soliciting Dealer at the address set forth below.

                                                Very truly yours,

                                                PaineWebber Incorporated

                                                By: ________________________

                                                   Name:  __________________

                                                   Title: __________________

                                                Tucker Anthony Incorporated

                                                By: ________________________

                                                   Name:  __________________

                                                   Title: __________________

PLEASE COMPLETE THE INFORMATION BELOW

___________________________________         ____________________________________
Printed Firm Name                           Address

___________________________________         ____________________________________
Contact at Selling Group Member

___________________________________         ____________________________________
Authorized Signature                        Area Code and Telephone
                                            Number

___________________________________         ____________________________________
Name and Title                              Facsimile Number

Dated: ____________________________


Payment of the Selling Fee shall be mailed by check to the following address:

___________________________________

___________________________________

___________________________________

                                                                       EXHIBIT B

                     PROSPECT STREET HIGH INCOME PORTFOLIO INC.

                     Rights Offering for Shares of Common Stock

                           SOLICITING DEALER AGREEMENT

             THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                       ________ __, 199_, UNLESS EXTENDED


To Securities Dealers and Brokers:

               Prospect Street High Income Portfolio Inc. (the "Company") is issuing to its shareholders of record ("Record Date Shareholders") as of the close of business on ________ __, 199_ (the "Record Date") transferable rights ("Rights") to subscribe for an aggregate of up to ________ shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company upon the terms and subject to the conditions set forth in the Company's Prospectus (the "Prospectus") dated ________ __, 199_ (the "Offer"). Each such Record Date Shareholder is being issued one Right for each full share of Common Stock owned on the Record Date. Such Rights entitle holders to acquire during the Subscription Period (as hereinafter defined) at the Subscription Price (as hereinafter defined), one Share for each three Rights, except that any Record Date Shareholder who is issued fewer than three Rights will be able to sub scribe for one full Share, on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any record Date Shareholder who fully exercises all Rights initially issued to such holder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to sub scribe for, subject to allocation, additional Shares (the "Over-Subscription Privilege") on the terms and conditions set forth in such Prospectus. The Rights are transferable and are expected to be listed on the New York Stock Exchange. The Subscription Price will be ___. The Subscription Period will commence on ________ __, 199_ and end at 5:00 p.m., New York City time on the Expiration Date (the term "Expiration Date" means ________ __, 199_, unless and until the Company shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term "Expiration Date" with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Company, will expire.)

               For the duration of the Offer, the Company has authorized and the Dealer Managers have agreed to reallow a Solicitation Fee to any qualified broker or dealer executing a Soliciting Dealer Agreement who solicits the exercise of Rights and the Over-Subscription Privilege in connection with the Offer and who complies with the procedures described below (a "Soliciting Dealer"). Upon timely delivery to State Street Bank and Trust Company, the Company's Subscription Agent for the Offer, of payment for Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer will be entitled to receive the Solicitation Fee equal to 0.50% of the Subscription Price per Share so purchased; provided, however, that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received. A qualified broker or dealer is a broker or dealer which is a member of a registered national securities exchange in the United States or the National Association of Securities Dealers, Inc. ("NASD") or any foreign broker or dealer not eligible for membership who agrees to conform to the Rules of Fair Practice of the NASD, including Sections 2730, 2740, 2420 and 2750 thereof, in making solicitations in the United States to the same extent as if it were a member thereof.

               The Company has authorized and the Dealer Managers have agreed to pay the Solicitation Fees payable to the undersigned Soliciting Dealer and to indemnify such Soliciting Dealer on the terms set forth in the Dealer Manager Agreement, dated ________ __, 199_, among PaineWebber Incorporated ("PaineWebber") on their own behalf and on behalf of Tucker Anthony Incorporated (Tucker") as the dealer managers (PaineWebber and Tucker collectively referred to herein as the "Dealer Managers"), the Company and others (the "Dealer Manager Agreement"). Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Compensation will not be paid for solicitations in any state or other jurisdiction in which the opinion of counsel to the Company or counsel to the Dealer Manager, such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Solicitation Fees with respect to Shares purchased pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account or for the account of any affiliate of the Soliciting Dealer. No Soliciting Dealer or any other person is authorized by the Company or the Dealer Managers to give any information or make any representations in connection with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Company through the Dealer Manager. No Soliciting Dealer is authorized to act as agent of the Company or the Dealer Managers in any connection or trans action. In addition, nothing herein contained shall constitute the Soliciting Dealers partners with the Dealer Managers or with one another, or agents of the Dealer Managers or of the Company, or create any association between such parties, or shall render the Dealer Managers or the Company liable for the obligations of any Soliciting Dealer. The Dealer Managers shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

               In order for a Soliciting Dealer to receive Solicitation Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and full payment for such Shares; or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent by close of business on the third business day after the Expiration Date, of (a) full payment for such Shares and (b) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights. Solicitation Fees will only be paid after receipt by the Subscription Agent of a properly completed and duly executed Soliciting Dealer Agreement and a Subscription Certificate designating the Soliciting Dealer in the applicable portion hereof. In the case of a Notice of Guaranteed Delivery, Solicitation Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected. Solicitation Fees will be paid by the Company (through the Subscription Agent) to the Soliciting Dealer by check to an address designated by the Soliciting Dealer below by the tenth business day following the day the Company issues Shares after the Expiration Date.

               All questions as to the form, validity and eligibility (including time of receipt) of this Soliciting Dealer Agreement will be determined by the Company, in its sole discretion, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Company shall determine. None of the Company, the Dealer Manager, the Subscription Agent, the Information Agent for the Offer, Corporate Investor Communications, Inc., or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification.

               The acceptance of Solicitation Fees from the Company by the under signed Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Company that: (i) it has received and reviewed the Prospectus;
(ii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the applicable rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations were made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange; (iii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Company through the Dealer Manager; (iv) it has not purported to act as agent of the Company or the Dealer Managers in any connection or transaction relating to the Offer; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vi) it is not affiliated with the Company; (vii) it will not accept Solicitation Fees paid by the Company pursuant to the terms hereof with respect to Shares purchased by the Soliciting Dealer pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account; (viii) it will not remit, directly or indirectly, any part of Solicitation Fees paid by the Company pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Offer; and (ix) it has agreed to the amount of the Solicitation Fees and the terms and conditions set forth herein with respect to receiving such Solicitation Fees. By returning a Soliciting Dealer Agreement and accepting Solicitation Fees, a Soliciting Dealer will be deemed to have agreed to indemnify the Company and the Dealer Managers against losses, claims, damages and liabilities to which the Company may become subject as a result of the breach of such Soliciting Dealer's representations made herein and described above. In making the foregoing representations, Soliciting Dealers are reminded of the possible applicability of the anti-manipulation rules under the Exchange Act if they have bought, sold, dealt in or traded in any Shares for their own account since the commencement of the Offer.

               Upon expiration of the Offer, no Solicitation Fees will be payable to Soliciting Dealers with respect to Shares purchased thereafter.

               Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement or, if not defined therein, in the Prospectus.

               This Soliciting Dealer Agreement will be governed by the laws of the State of New York.

               Please execute this Soliciting Dealer Agreement below accepting the terms and conditions hereof and confirming that you are a member firm of the NASD or a foreign broker or dealer not eligible for membership who has conformed to the Rules of Fair Practice of the NASD, including Sections 2730, 2740, 2420 and 2750 thereof, in making solicitations of the type being undertaken pursuant to the Offer in the United States to the same extent as if you were a member thereof, and certifying that you have solicited the purchase of the Shares pursuant to exercise of the Rights, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement. Please forward two executed copies of this Soliciting Dealer Agreement to PaineWebber Incorporated, Attn: Todd Reit, 1285 Avenue of the Americas, New York, New York 10019; Telephone No.: (212) 713-4908 and Facsimile No.: (212) 713-4205.

        A signed copy of this Soliciting Dealer Agreement will be promptly returned to the Soliciting Dealer at the address set forth below.

                                                Very truly yours,

                                                PaineWebber Incorporated

                                                By: ________________________

                                                   Name:  __________________

                                                   Title: __________________

                                                Tucker Anthony Incorporated

                                                By: ________________________

                                                   Name:  __________________

                                                   Title: __________________

PLEASE COMPLETE THE INFORMATION BELOW

______________________________________      ____________________________________
Printed Firm Name                           Address

________________________________________________________________________________
Contact at Soliciting Dealer

______________________________________      ____________________________________
Authorized Signature                        Area Code and Telephone
                                            Number

______________________________________      ____________________________________
Name and Title                               Facsimile Number

Dated: _______________________________


Payment of the Solicitation Fee shall be mailed by check to the following address:

______________________________________

______________________________________

______________________________________